Exhibit 10.1

TELKONET, INC.

2023 LONG-TERM CASH INCENTIVE PLAN

I.                   PURPOSE

The purpose of the TELKONET, INC. 2023 Long-Term Cash Incentive Plan is to recognize and reward the long-term contributions of a select group of key Employees of TELKONET, INC. and its Affiliates, and to promote retention and commitment from such key Employees by providing them with an opportunity to receive cash payments upon attainment of pre-determined long-term Performance Goals during applicable Performance Periods.

II.                DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)               “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization that directly or indirectly controls, is controlled by, or is under common control with, the Company.

(b)               “Award” means a potential cash payment, conditioned on the attainment of designated Performance Goals during a Performance Period.

(c)               “Award Agreement” means a written agreement between the Company and a Participant with respect to the grant of an Award.

(d)               “Board” means the Board of Directors of the Company.

(e)               “Cause” means the definition set forth in a Participant’s employment agreement with the Company or an Affiliate; however, in the absence of such definition, for purposes of the Plan, “Cause” means (1) a Participant’s plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any State thereof or any other jurisdiction in which the Company or its Affiliates conduct business; (2) a Participant’s willful misconduct or gross negligence in the performance of his or her duties to the Company or its Affiliates; (3) a Participant’s continued failure to follow the instructions of the Participant’s supervisor; or (4) a Participant’s repeated neglect of his or her duties for the Company or its Affiliates (other than such neglect resulting from incapacity of the Participant due to physical or mental illness); (5) a Participant’s fraud or embezzlement; (6) a Participant’s conviction of a criminal act that has an adverse effect on the business or reputation of the Company; or (7) a Participant’s material breach of any written agreement or contract with the Company or its Affiliates; provided, however, that “Cause” shall arise under items (3) or (4) only following 15 calendar days’ written notice thereof from the Company or an Affiliate that specifically identifies such failure or neglect and the continuance of such failure or neglect during such notice period. Any failure by the Company or an Affiliate to notify a Participant after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

(f)                “Change in Control” means the occurrence of any of the following events after the Effective Date of this Plan:

(1)              The date on which any one person, or more than one person acting as a group (as defined in Code Section 409A and IRS guidance issued thereunder), acquires ownership of Common Stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Common Stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the Common Stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a “change in the effective control” of the Company (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

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(2)              The date on which any one person, or more than one person acting as a group (as defined in Code Section 409A and IRS guidance issued thereunder), acquires or has acquired ending on the date of the most recent acquisition, ownership of Common Stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the Common Stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value of the Common Stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a “change in the effective control” of the Company (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section.

(3)              The date on which a majority of members on the Company’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election (provided that solely for purposes of this paragraph, the term Company refers solely to the “relevant corporation,” as defined in Code Section 409A and IRS guidance issued thereunder, for which no other Company is a majority stockholder).

(4)              The date on which any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this paragraph, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(g)               “Code” means the Internal Revenue Code of 1986, as amended. A reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h)               “Common Stock” means shares of Telkonet, Inc.’s authorized common stock.

(i)                 “Company” means Telkonet, Inc., a Utah corporation, or any successor thereto.

(j)                 “Continuous Service” means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Service shall not be considered interrupted in the following cases: (1) any leave of absence approved by the Company or (2) transfers between locations of the Company or between the Company and any subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. No leave of absence may exceed 90 days for Continuous Service purposes, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment is approved by the Company but not guaranteed by statute or contract, then such employment shall be considered terminated for Continuous Service purposes, on the 91st day of such leave. In the event a Participant’s status changes between the positions of Employee and Director after the Participant’s receipt of an Award hereunder, the Participant’s Continuous Service shall not be considered terminated solely as a result of any such changes in status. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Plan Administrator at its discretion, and any determination by the Plan Administrator shall be final and conclusive.

(k)               “Director” means an individual who is a member of the Board.

(l)                 “Effective Date” shall mean January 1, 2023.

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(m)             “Employee” means an individual who is a common law employee directly employed in the regular business of, and compensated for services on the payroll of, the Company or any Affiliate.

(n)               “Excluded Items” means, for purposes of evaluating Performance Measures, any gains or losses from the sale of assets outside the ordinary course of business, any gains or losses from discounted operations, any extraordinary gains or losses, the effects of accounting changes, any unusual, nonrecurring, transition, one-time or similar items or changes, the diluted impact of goodwill on acquisitions, and any other items specified by the Plan Administrator.

(o)               “Good Reason” means the definition set forth in a Participant’s employment agreement with the Company or an Affiliate; however, in the absence of such a definition, for purposes of the Plan, “Good Reason” means the occurrence of any of the following without a Participant’s prior written consent: (1) a material reduction in a Participant’s base salary; (2) a relocation of a Participant’s principal place of employment by more than 50 miles; (3) any material breach by the Company or its Affiliates relating to a Participant’s employment agreement; (4) a material, adverse change in a Participant’s title, authority, duties, or responsibilities (other than temporarily while a Participant is physically or mentally incapacitated; or as required by applicable law; or (5) a material adverse change in the reporting structure applicable to a Participant. To constitute Good Reason, a Participant must provide written notice to the Company of the circumstances providing grounds for Good Reason within 90 days after the initial existence of such circumstances and provide the Company with at least 30 days after providing the written notice to cure such circumstances. If the Participant does not terminate employment for Good Reason within 150 days after the first occurrence of the applicable grounds, the Participant shall be deemed to have waived the right to terminate for Good Reason with respect to such circumstances.

(p)               “Grant Date” means the date on with the Board approves an Award, or such later date as shall be designated by the Board.

(q)               “Participant” means an Employee who has been granted an Award.

(r)                “Payment Date” means the date when a Participant’s Award is paid in cash following the completion of a Performance Period during which the applicable Performance Goals have been attained and certified by the Board after reviewing the Company’s audited financials. In no event shall the Payment Date be later than 60 days following the completion of the Company’s audited financials for the Performance Period.

(s)                “Performance Goals” means the designated corporate goals, based on specified Performance Measures, that must be attained before an Award may be paid.

(t)                 “Performance Measures” means the pre-established performance categories and factors that are taken into account to determine if Performance Goals have been attained. Performance Measures, with Excluded Items, shall be determined under U.S. generally accepted accounting principles, unless the Plan Administrator sets forth an alternate definition in a Participant’s Award Agreement.

(u)               “Performance Period” means a three-calendar year period, unless designated otherwise by the Board on the Grant Date. The initial Performance Period shall run from January 1, 2023 through December 31, 2025.

(v)               “Plan” means the Telkonet, Inc. 2023 Long-Term Cash Incentive Plan, as it may be amended from time to time.

(w)             “Plan Administrator” means the Board, although day to day administration shall be the responsibility of the Company’s finance department.

(x)               “Separation from Service” means the definition set forth in Code Section 409A(a)(2)(A)(i) and Treasury Regulation 1.409A-1(h).

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III.             EFFECTIVE DATE

The Plan shall become effective as of January 1, 2023, upon the date of its adoption by the Board.

IV.             PLAN ADMINISTRATION

(a)               Powers. Awards granted under the Plan and the amounts of such Awards shall be approved by the Board as Plan Administrator. In making such determinations, the Board shall take into account the nature of the services rendered by the respective Employees, their present and potential contribution to the success of the Company and its Affiliates, and such other factors as the Board in its sole discretion shall deem relevant. The Board, as Plan Administrator, shall determine the time or times when an Award shall be granted.

(b)               Additional Powers. Subject to the express provisions of the Plan, the Board shall include the power to construe the Plan and the respective Award Agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of each Award Agreement, and to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Board on the matters referred to in this Article IV shall be conclusive and binding. Although the Board shall serve as Plan Administrator under the Plan, it may delegate day to day administration, including recordkeeping, to the Company’s finance department.

(c)               Indemnification. To the maximum extent permitted by applicable law, each member of the Board shall be indemnified and held harmless by the Company against and from (1) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by a Board member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions or failures to act taken in bad faith, and (2) any and all amounts paid by a Board member in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against the Board member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before the Board member undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

V.                LONG-TERM CASH INCENTIVE AWARDS

(a)               Long-Term Cash Incentive Awards. A “Long-Term Cash Incentive Award” is a dollar amount determined by the Board based on the attainment of Performance Goals designated by the Board at the time of grant and set forth in a Participant’s Award Agreement. The Board may grant Long-Term Cash Incentive Awards to eligible Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the Plan and the applicable Award Agreement.

(b)               Eligibility for Awards. Awards may be granted only to persons who, at the time of grant, are Employees.

(c)               Terms and Conditions of Awards. For each Participant’s Award, the Chief Executive Officer and Board shall determine (1) the Grant Date of the Award, (2) the dollar value of the long-term incentive subject to the Award; (3) the applicable Performance Period; (4) the designation of Performance Measures to be applied to the Award; (5) the Performance Goals that must be attained; and (6) the applicable service requirements that must be satisfied. Before an Award may be paid, the Board shall determine (A) the extent to which the Performance Goals have been attained and service requirements satisfied, and (B) the applicable Payment Date, if any.

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(d)               Award Forfeiture. Unless specified otherwise in a Participant’s Award Agreement, each Award shall vest based on a Participant’s Continuous Service with the Company and its Affiliates and the attainment of pre-established Performance Goal(s) that are determined using one or more designated Performance Measures. Each Award shall vest independently of other Awards. No Award shall vest unless the Performance Goals for each Performance Measure during the Performance Period are attained. A Performance Measure shall be based on quantitative measures of success, such as profitability measures, return measures (e.g., return on investments (ROI), return on total assets (ROTA), etc.), revenue growth measures as well qualitative measures, such as leadership and merger integration. Other corporate measures also may be utilized, including, but not limited to: return on invested capital (ROIC) and/or revenue growth. Awards automatically shall be forfeited if Separation from Service occurs prior to the Payment Date.

(e)               Payment. Payment of an Award only shall occur following the completion of a Performance Period during which the applicable Performance Goals have been attained and certified by the Board after reviewing the Company’s audited financials. In no event shall the payment occur later than 60 days following the completion of the Company’s audited financials for the Performance Period. A Participant must have Continuous Service with the Company or an Affiliate through the applicable Payment Date to receive payment for an Award unless specified otherwise herein or in a Participant’s Award Agreement. In the event of a Change in Control, the Performance Period shall be deemed to have ended immediately prior to the consummation of the Change in Control, and the Company shall pay out Awards based on the greater of actual performance to date or the actual Performance Goals.

(f)                Termination of Award. An Award shall terminate if the Participant violates the Participant’s confidentiality and non-competition agreement or does not remain in the Continuous Service of the Company and its Affiliates at all times during the applicable Performance Period, except as may be otherwise determined by the Board and specifically set forth herein or in the Participant’s Award Agreement. On or before the Grant Date, the Board may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the an Award, including, but not limited to, rules pertaining to the termination of a Participant’s employment. Such additional terms, conditions or restrictions shall be set forth in the Award Agreement issued in conjunction with an Award.

(g)               Award Agreements. At the time an Award is issued under this Article V, the Company and the Participant shall enter into a Award Agreement setting forth each of the terms contemplated hereby, and such additional terms as the Board may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.

VI.             AMENDMENT AND TERMINATION OF THE PLAN

The Company, through action by the Board, shall have the right to alter or amend the Plan, an outstanding Award or any part thereof from time to time; provided that no change in the Plan or Award may be made that would impair the rights of a Participant with respect to the vested portion of an Award without the consent of the Participant. The Company, through discretionary action of the Board, may terminate the Plan at any time.

VII.          MISCELLANEOUS

(a)               No Right To An Award. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any individual any right to be granted an Award under the Plan, except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)               No Employment Rights Conferred. Nothing contained in the Plan shall (1) confer upon any Employee any right with respect to continuation of employment or with the Company or any Affiliate or (2) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment relationship at any time.

(c)               Withholding. To the extent applicable, the Company shall have the right in connection with any Award granted hereunder, to withhold from any cash payment under the Award or other cash compensation due the Participant to satisfy any income and employment taxes required by law to be withheld and to require any payments required to enable the Company or its Affiliates to satisfy its withholding obligations.

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(d)               No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)               Restrictions on Transfer. Awards granted under this Plan shall not be transferable other than by will or the laws of descent and distribution.

(f)                Right of Offset. The Company shall have the right to offset against its obligation to cash under any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Board otherwise deems appropriate pursuant to any tax equalization policy or agreement. This right of offset shall not be an exclusive remedy, and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

(g)               Code Section 409A. The Awards granted hereunder are intended to be exempt from, or in compliance with, Code Section 409A, and the Plan and Award Agreements are to be construed accordingly. Notwithstanding the foregoing, each Participant and not the Company or its Affiliates shall be responsible for any taxes related to an Award, including any taxes under Code Section 409A. For purposes of the Plan and Award Agreements, any references to employment termination or terms of like kind are intended to constitute a “Separation from Service” within the meaning of Code Section 409A and regulations thereunder.

(h)               Plan Document Controls. All Awards granted under the Plan shall be subject to the terms and conditions of the Plan, In the event of any inconsistency between the terms of the Plan and an Award Agreement, the terms of the Plan shall control.

(i)                 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to conflicts of laws principles thereof.

Signatures on following page

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IN WITNESS WHEREOF, the Board has caused this 2023 Long-Term Cash Incentive Plan to be executed this 1st day of February, 2023, effective as of January 1, 2023.

TELKONET, INC.

By: _____________________________

Name: ___________________________

Title: ____________________________

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